UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2022

Achari Ventures Holdings Corp. I

(Exact name of registrant as specified in its charter)

Delaware	001-40906	86-1671207
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Walnut Avenue, Suite 400

Clark, NJ 07066

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 340-0700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, par value $0.0001 per share, and one Redeemable Warrant	AVHIU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	AVHI	The Nasdaq Stock Market LLC
Redeemable Warrants	AVHIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On November 25, 2022, Achari Ventures Holding Corp. I (the “Company”) filed a definitive proxy statement (the “Definitive Proxy Statement”) for the solicitation of proxies in connection with a special meeting of the Company’s stockholders to be held on December 19, 2022 (the “Special Meeting”) to consider and vote on, among other proposals (the “Proposals”), the Company’s ability to extend the time period the Company has to complete an initial business combination (the “Business Combination”).

In order to mitigate the current uncertainty surrounding the implementation of the Inflation Reduction Act of 2022, the Company has decided that in the event that the Proposals are approved and implemented as described in the Definitive Proxy Statement, funds in trust, including any interest thereon, will not be used to pay for any excise tax liabilities with respect to any future redemptions that occur after December 31, 2022, and prior to or in connection with a Business Combination or liquidation of the Company and which result from the implementation of the Inflation Reduction Act of 2022.

As further described in the Definitive Proxy Statement, stockholders who have already submitted a proxy to vote their shares and who wish to change their vote, may do so by delivering a later-dated, signed proxy card to Morrow Sodali LLC, the Company’s proxy solicitor, prior to the date of the special meeting or by voting virtually at the special meeting. Stockholders may also revoke their proxy by sending a notice of revocation to: Achari Ventures Holdings Corp. I, 60 Walnut Avenue, Suite 400, Clark, NJ 07066, Attention: Merrick Friedman, Secretary. The Company further announced that it intends to continue to accept reversals of votes until the date and time indicated above, but it will not, in any event, accept reversals that would result in more than 2 million shares of common stock of the Company remaining outstanding following the adoption of the Proposals (such 2 million shares excluding any shares of common stock held by the sponsor of the Company).

Additionally, the Company announced that as of December 15, 2022, in connection with the Special Meeting, the Company has received requests to redeem 9,315,127 shares from its public stockholders. As of December 15, 2022, the per-share pro rata portion of the trust account was approximately $10.21, and there were 684,873 which remained non-redeemed.

Accordingly, the Company has determined to amend and supplement the Definitive Proxy Statement as follows:

Supplement to the Definitive Proxy Statement

The Company is providing additional information to its stockholders, as described in this supplement to the definitive proxy statement filed with the Securities and Exchange Commission on November 25, 2022, in connection with the special meeting of the Company’s stockholders to be held on December 19, 2022. These disclosures should be read in connection with the definitive proxy statement, which should be read in its entirety. To the extent that the information set forth herein differs from or updates information contained in the definitive proxy statement, the information set forth herein shall supersede or supplement the information in the definitive proxy statement. Defined terms used but not defined herein have the meanings set forth in the definitive proxy statement. The Company makes the following amended and supplemental disclosures:

On December 16, 2022, we announced that in order to mitigate the current uncertainty surrounding the implementation of the IR Act, in the event that the Proposals are approved and implemented as described in this proxy statement, funds in trust, including any interest earned thereon, will not be used to pay for any excise tax liabilities with respect to any future redemptions that occur after December 31, 2022 and prior to or in connection with a Business Combination or liquidation of the Company and which result from the implementation of the IR Act.

As further described in the definitive proxy statement, stockholders who have already submitted a proxy to vote their shares and who wish to change their vote, may do so by delivering a later-dated, signed proxy card to Morrow Sodali LLC, the Company’s proxy solicitor, prior to the date of the special meeting or by voting virtually at the special meeting. Stockholders may also revoke their proxy by sending a notice of revocation to: Achari Ventures Holdings Corp. I, 60 Walnut Avenue, Suite 400, Clark, NJ 07066, Attention: Merrick Friedman, Secretary. On December 16, 2022, we announced that we intend to continue to accept reversals of votes until the date and time indicated above, but we will not, in any event, accept reversals that would result in more than 2 million shares of common stock of the Company remaining outstanding following the adoption of the Proposals (such 2 million shares excluding any shares of common stock held by the sponsor of the Company).

Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the Proposals. Information regarding the Company’s directors and executive officers is available in its annual report on Form 10-K filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests are contained in the Definitive Proxy Statement.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information

The Company has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Proxy Statement”) in connection with the special meeting of the stockholders (the “Meeting”) to consider and vote upon certain proposals and, beginning on November 25, 2022, mailed the Proxy Statement and other relevant documents to its stockholders as of the November 16, 2022 record date for the Meeting. The Company’s stockholders and other interested persons are advised to read the Proxy Statement and any other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for the Meeting because these documents will contain important information about the Company, the Proposals and related matters. Stockholders may also obtain a free copy of the Proxy Statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Morrow Sodali LLC, at (203) 658-9400 (call collect), (800) 662-5200 (call toll-free), or by sending an email to AVHI.info@investor.morrowsodali.com.

Forward-Looking Statements

This Current Report on Form 8-K (“Current Report”) may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this Current Report are forward-looking statements. When used in this Current Report, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this Current Report, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHARI VENTURES HOLDINGS CORP. I
Dated: December 16, 2022
	By:	/s/ Vikas Desai
	Name:	Vikas Desai
	Title:	Chief Executive Officer